Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter Financial Results

Fairfield, Calif. (September 20, 2011) — Copart, Inc. (NASDAQ: CPRT) today reported the results for its fourth quarter and fiscal year ended July 31, 2011.

For the three months ended July 31, 2011, revenue, operating income and net income were $215.4 million, $63.5 million and $40.5 million, respectively. These represent increases in revenue of $25.0 million, or 13.1%; in operating income of $6.2 million, or 10.9%; and in net income of $4.3 million, or 11.8%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.59 compared to $0.43 last year, an increase of 37.2%.

For the twelve months ended July 31, 2011, revenue, operating income and net income were $872.2 million, $265.3 million and $166.4 million, respectively. These represent increases in revenue of $99.4 million, or 12.9%; in operating income of $26.2 million, or 11.0%; and in net income of $14.7 million, or 9.7%, respectively, from the same period last year. Fully diluted earnings per share for the twelve months ended July 31, 2011 were $2.17 compared to $1.78 last year, an increase of 21.9%.

During the fourth quarter the Company repurchased 2,990,949 shares of its common stock at a weighted average price of $45.17 per share under its share repurchase program. At the end of the quarter, Copart had 8,546,963 shares available for repurchase under its share repurchase program.

On Wednesday, September 21, 2011, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=357279&s=1&k=6DF9911EB99F39CB12FDF3F6266C55CD. A replay of the call will be available through October 21, 2011 by calling (888) 203-1112. Use confirmation code #4238504.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates 154 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Cindy Cross, Assistant to the Chief Financial Officer

(707) 639-5427

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2011	2010	2011	2010
Net sales and revenue:
Service revenues	$174,118	$158,391	$723,610	$642,134
Vehicle sales	41,325	32,077	148,636	130,745
Total service revenues and vehicle sales	$215,443	$190,468	$872,246	$772,879
Operating costs and expenses:
Yard operations	81,822	68,465	337,188	285,271
Cost of vehicle sales	35,142	26,627	125,202	104,673
Yard depreciation and amortization	8,892	9,152	36,961	34,941
Gross margin	89,587	86,224	372,895	347,994
General and administrative	23,737	27,016	98,864	100,634
General and administrative depreciation and amortization	2,394	1,988	8,741	8,290
Total operating expenses	151,987	133,248	606,956	533,809
Operating income	63,456	57,220	265,290	239,070
Other income (expense):
Interest income (expense), net	(1,693)	31	(3,585)	(11)
Other income	882	436	2,172	436
Total other income (expense)	(811)	467	(1,413)	425
Income before income taxes	62,645	57,687	263,877	239,495
Income taxes	22,124	21,453	97,502	87,868
Net income	$40,521	$36,234	$166,375	$151,627
Earnings per share-basic
Basic net income per share	$0.60	$0.43	$2.20	$1.80

Weighted average common shares outstanding	67,615	84,284	75,649	84,165

Earnings per share-diluted
Diluted net income per share	$0.59	$0.43	$2.17	$1.78
Weighted average common shares and dilutive potential common shares outstanding	69,116	85,087	76,676	85,027

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	July 31, 2011	July 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$74,009	$268,188
Accounts receivable, net	122,859	109,061
Inventories and vehicle pooling costs	25,042	34,866
Income taxes receivable	5,145	10,958
Prepaid expenses and other assets	14,813	14,342
Total current assets	241,868	437,415
Property and equipment, net	600,388	573,514
Intangibles, net	12,748	13,016
Goodwill	198,620	175,870
Deferred income taxes	9,425	10,213
Other assets	21,387	18,784
Total assets	$1,084,436	$1,228,812

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$101,708	$93,740
Deferred revenue	5,636	10,642
Income taxes payable	3,543	1,314
Deferred income taxes	440	1,154
Current portion of debt	50,370	374
Other current liabilities	4,929	—
Total current liabilities	166,626	107,224
Deferred income taxes	10,057	9,748
Income taxes payable	24,773	23,369
Long-term debt	325,386	601
Other liabilities	2,422	636
Total liabilities	529,264	141,578
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 66,006 and 84,363 shares issued and outstanding at July 31, 2011 and July 31, 2010, respectively	313,940	365,507
Accumulated other comprehensive loss	(23,225)	(32,741)
Retained earnings	264,457	754,468
Total shareholders’ equity	555,172	1,087,234
Total liabilities and shareholders’ equity	$1,084,436	$1,228,812

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Twelve Months Ended July 31,
	2011	2010
Cash flows from operating activities:
Net income	$166,375	$151,627
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45,694	43,242
Allowance for doubtful accounts	270	442
Other long-term liabilities	(428)	(440)
Share-based compensation	19,007	17,955
Excess tax benefits from share-based compensation	(3,547)	(5,643)
Loss on sale of property and equipment	1,882	659
Deferred income taxes	(2,099)	(4,512)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(12,865)	2,436
Vehicle pooling costs	13,201	(1,210)
Inventories	(2,666)	(256)
Prepaid expenses and other current assets	4,785	(8,896)
Other assets	739	311
Accounts payable and accrued liabilities	5,614	8,098
Deferred revenue	(5,015)	(2,527)
Income taxes receivable	9,456	861
Income taxes payable	2,529	(2,740)
Net cash provided by operating activities	242,932	199,407

Cash flows from investing activities:
Principal payments from (issuance of) notes receivable	—	(1,300)
Purchases of property and equipment, including acquisitions	(105,082)	(97,202)
Proceeds from sale of property and equipment	20,602	2,477
Net cash used in investing activities	(84,480)	(96,025)

Cash flows from financing activities:
Proceeds from the exercise of stock options	7,082	6,285
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,957	2,044
Repurchase of common stock	(739,638)	(12,706)
Excess tax benefit from share-based payment arrangements	3,547	5,643
Issuance of long term debt	400,000	—
Principal payments of notes payable	(25,000)	—
Debt offering costs	(2,023)	—
Net cash (used in) provided by financing activities	(354,075)	1,266

Effect of foreign currency translation	1,444	849

Net (decrease) increase in cash and cash equivalents	(194,179)	105,497

Cash and cash equivalents at beginning of period	268,188	162,691
Cash and cash equivalents at end of period	$74,009	$268,188

Supplemental disclosure of cash flow information:
Interest paid	$3,894	$216
Income taxes paid	$85,145	$93,989

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000